UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2008 (December 11, 2008)

JER Investors Trust Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32564	75-3152779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1600, McLean, VA	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 714-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 11, 2008, JER Investors Trust Inc. (“JRT”), JER Investors Trust Finance Company GS, LLC (“JER FinanceCo GS”), a subsidiary of JRT (together with JRT, “JER”) and Goldman Sachs Mortgage Company (“Goldman”) entered into an agreement (the “GS Agreement”) regarding the consensual termination and repayment of JRT’s repurchase facility with Goldman, which was originally entered into on September 21, 2006 (the “Goldman Facility”).  Pursuant to the GS Agreement, Goldman acknowledged that a $2 million payment made by JER FinanceCo GS to Goldman on December 4, 2008 represented the satisfaction in full of a margin call, and JER agreed that on or before December 31, 2008 (the applicable date, the “Termination Date”) (i) JER FinanceCo GS will make a one-time cash payment to Goldman of $1.5 million (the “Termination Payment”), (ii) JRT will execute and deliver to Goldman an unsecured non-interest bearing promissory note for $500,000 maturing on February 27, 2009, (iii) JER FinanceCo GS will pay to Goldman the accrued but unpaid price differential (implied interest) through the Termination Date, and (iv) JER FinanceCo GS will terminate its rights to repurchase the purchased loans held by Goldman under the Goldman Facility (the “Termination Obligations”).  In exchange and provided that JER satisfies the Termination Obligations, Goldman agreed to release JER from any further obligations and/or liabilities under the Goldman Facility.  In addition, from December 11, 2008 to the earlier of December 31, 2008 and the Termination Date, Goldman agreed to suspend (i) Goldman’s right to make margin calls under the Goldman Facility, and (ii) the applicability of certain financial covenants under the Goldman Facility, provided that JER complies with the terms of the GS Agreement.

As of December 15, 2008, JRT had total outstanding borrowings of $27.2 million under the Goldman Facility at a weighted average borrowing rate of 7.65% (including fees), and had pledged as collateral under the Goldman Facility three real estate loans with an aggregate face amount of $97.3 million.  JRT expects to record a realized loss of approximately $69 million in the fourth quarter of 2008 in connection with termination of the Goldman Facility pursuant to the GS Agreement.  As of September 30, 2008, JRT’s unrealized losses on the three real estate loans pledged as collateral under the Goldman Facility were approximately $34 million. Given the borrowing costs (including fees) of financing these assets under the Goldman Facility and the cash flow these assets are currently expected to generate in 2009, it is anticipated that termination of the Goldman Facility in accordance with the GS Agreement will not reduce JRT’s operating cash flow during 2009.

Upon termination of the Goldman Facility pursuant to the GS Agreement, JRT’s only outstanding repurchase facility will be between J.P. Morgan Securities Inc. and JERIT Finance Co JPM, LLC, a subsidiary of JRT (the "JPM Facility").  As of December 16, 2008, JRT had total outstanding borrowings under the JPM Facility of approximately $19 million.

The GS Agreement is filed herewith as Exhibit 10.1, and is incorporated by reference into this Item 1.01.

Forward-Looking Statements

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  JRT can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from JRT’s expectations include, but are not limited to, changes in the real estate and capital markets, JRT's ability to source and fund new investments and other risks detailed from time to time in JRT’s SEC reports.  Such forward-looking statements speak only as of the date of this report.  JRT expressly disclaims any obligation to disclose publicly any updates or revisions to any such forward-looking statements to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Agreement, dated as of December 11, 2008, by and among JER Investors Trust Finance Company GS, LLC, JER Investors Trust Inc. and Goldman Sachs Mortgage Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JER Investors Trust Inc.
(Registrant)

Date: December 17, 2008	By:	/s/ J. Michael McGillis
	Name:	J. Michael McGillis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated as of December 11, 2008, by and among JER Investors Trust Finance Company GS, LLC, JER Investors Trust Inc. and Goldman Sachs Mortgage Company